              As filed with the Securities and Exchange Commission
                              on September 3, 2002
                      Registration Statement No. 333-68589

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                      POST EFFECTIVE AMENDMENT TO FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

                             U.S. TRUST CORPORATION
             (Exact name of registrant as specified in its charter)

            New York                                            13-3818952
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                            Identification No.)

              114 West 47th Street, New York, New York 10036-1532
               (Address of Principal Executive Offices)(Zip Code)

                             U.S. TRUST CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              CAROL A. STRICKLAND
                                   Secretary
                             U.S. Trust Corporation
                              114 West 47th Street
                         New York, New York 10036-1532
                                 (212) 852-1000
                    (Name and address of agent for service)
         (Telephone number, including area code, of agent for service)

                                   Copies to:

                            Lawrence B. Rabkin, Esq.
                Howard, Rice, Nemerovski, Canady, Falk & Rabkin
                           A Professional Corporation
                    Three Embarcadero Center, Seventh Floor
                        San Francisco, California 94111
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                          TERMINATION OF REGISTRATION

            This Post-Effective Amendment relates to the Registration Statement on Form S-8, Registration Statement No. 333-68589, filed on December 9, 1998, pertaining to the registration of 350,000 Common Shares of Registrant, par value $1 per share, and an equivalent number of rights to purchase Series A Participating Cumulative Preferred Shares of Registrant, to be offered under the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan").

            U.S. Trust hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement which remain unsold.

            On May 31, 2000, in connection with Registrant's merger into a wholly owned subsidiary of The Charles Schwab Corporation (the "Merger"), Registrant filed a Form 15 giving notice of the termination of the registration of its securities under Section 12(g) of the Securities Exchange Act of 1934.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 3rd day of September, 2002.

                                U.S. TRUST CORPORATION



                                By: /s/ Richard E. Brinkmann
                                   _____________________________
                                    Richard E. Brinkmann
                                    Comptroller and Chief Planning Officer